Exhibit 10.13

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN***.

English translation of the executed copy

PURCHASE CONTRACT

ORIGINAL

Contract No. WK20050311SS

Date: [    ]

Contracting Parties:

The Supplier: Shanghai WeiKe Biochemical Reagent Company

Address:         Room 3205, No.172 Yu Yuan Road, Jing’an District, Shanghai

The Purchaser: Shenyang Sunshine Pharmaceutical Co., Ltd.

Address:        Jia 3, No. 10 Road, Economic and Technological Development Zone, Shenyang

I.	The Purchaser and the Supply hereby agree after consultation with the purchase and sale of the following items, and enter into the following terms for common observance.

No.	Item Name	Specification	Lot No.	Quantity (bottle)	Unit Price (Yuan)	Amount (Yuan)
A15-649	FCS-Gold	500ml	A64904-0050	400	***	***
TOTAL RMB (in words): ***

II.	Supply Period:

Commencing from the day on which this Contract takes effect and ending on condition that the goods in stipulated quantity are fully delivered. After formal execution of this Contract, the Supplier shall, as required by the Purchaser, arrange for shipment in batches (each shipment not less than 20 bottles).

III.	Quality Requirement and Guarantee:

The Supplier guarantees that the items provided hereof are goods within their time of efficacy, and are complying with the manufacturer’s requirement and in standard quality/specification.

IV.	Location and Method of Delivery:

The Supplier shall have the goods delivered to the address provided by the Purchaser.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN***.

V.	Standard and Method of Acceptance Inspection

On inspecting and accepting the goods delivered by the Supplier, the Purchaser shall have the right to refuse acceptance of the goods and have them returned if the packaging of the goods is found damaged. For goods passing the acceptance inspection, any quality problems found thereafter should be raised in written form within two months with a detailed experiment report. Otherwise, the goods concerned would not be accepted for return and handled, nor compensated by the Supplier. The Purchaser should have the goods stored and placed and used properly according to the product storage requirements and operation standards provided by the Supplier. The Purchaser shall be liable for any quality problems caused by improper storage or operation.

VI.	Method and Deadline of Settlement:

The Purchaser should settle fully the price of goods in a lump-sum within 30 working days after the day on which the ordered goods are received.

Payment Method: To be settled by transfer of accounts.

VII.	Force Majeure Accidents:

The Supplier shall not be held liable for the delay in shipment or non-delivery of the goods in consequence of a Force Majeure accident. However, the Supplier shall inform the Purchaser promptly of the occurrence of the accident. In case the accident lasts for more than ten weeks, the Purchaser shall have the right to revoke this Contract.

VIII.	Confidentiality:

Both parties shall, during and after the term of this Contract, maintain confidence of all data and information provided and exchanged to each other. No party hereto may disclose or make public without authorization any content in this Contract to a third party. Otherwise, the non-default party shall have the right to claim against the default party in respect of all the liabilities therefrom.

IX.	Liability of Default:

In case one party fails to perform any obligation stipulated in this Contract, the other party may claim against the default party for compensation. The details are set out as follows:

9.1	The Supplier shall be held liable for the goods provided by it that are not conform to the requirements provided in this Contract, and the Purchaser shall have the right to require the Supplier to return or replace the goods within the period mutually agreed by both parties hereto, totally on the expense of the Supplier. Compensation resulting from quality of the products shall be confined to the products concerned, and shall not involve any other loss.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN***.

9.2	In case the Purchaser fails to make timely payment as scheduled in this Contract, the Supplier may charge the Purchaser at 0.5% per day as fine for delaying payment of the overdue price of the goods.

X.	Completion Terms of this Contract

Both parities shall not alter or revoke this Contract at will during the term of this Contract. For matters not covered hereunder, both parties shall enter into supplementary provisions through mutual consultation. The supplementary provisions and the appendixes hereto are of the same legal effect as this Contract. This Contract is made in duplicate, with each party holding one copy. This Contract shall take effect after it is signed and sealed by both parties and their authorized representatives.

The Supplier		The Purchaser

Company Name (company seal): /affixed with company sealed/		Company Name (company seal):
Legal Representative:		Legal Representative:
Appointed Agent:	/s/ Zhang Xiaojun	Appointed Agent:	/s/ Hu Nai
Tel: 021-62490335 Correspondent Bank: CCB, Jing’an Sub-branch Account Number: 05508300020008995 Postal Code: 200040 Address: Room 3205, No.172, Yu Yuan Road, Jing’an District, Shanghai		(12/4/1005) Tel: 024-25810471 Correspondent Bank: Account Number: Postal Code: 110027 Address: Jia 3, No. 10 Road, Economic and Technological Development Zone, Shenyang

CONFIDENTIAL TREATMENT

1